Exhibit 10.2

PROMISSORY NOTE

$_________	July __, 2024

FOR VALUE RECEIVED, Glucotrack, Inc., a Delaware corporation (“Glucotrack”), hereby promises to pay to the order of the undersigned (“Holder”), the principal sum of ___________ DOLLARS ($__________) (the “Principal Amount”), plus interest as hereinafter provided, payable as set forth below.

1. Glucotrack and the Holder hereby accept, acknowledge, agree, and understand that (a) Glucotrack and the Holder are financially sophisticated counterparties to this Promissory Note, (b) the terms and conditions of this Promissory Note were negotiated at arm’s length and constitute commercially reasonable terms, (c) the Promissory Note is reasonably necessary for working capital of Glucotrack, (d) Glucotrack is authorized to borrow the Principal Amount; and (e) Holder was neither obligated nor compelled to make any such loan to Glucotrack. For avoidance of any doubt, Holder was not a participant in the evaluation, consideration, and/or acceptance by Glucotrack of this Promissory Note and the terms and conditions of this Promissory Note were offered to other potential investors to participate on a pro rata basis. The making of this Promissory Note shall not create any additional fiduciary duty as between the Holder and Glucotrack and shall not otherwise restrict the right to foreclose, or restrict any other legal remedies which may be exercised by the Holder as may be provided to a third-party creditor under law.

2. This Promissory Note shall bear simple interest at the rate of three percent (3%) per annum and be due and payable in cash on the earlier of: (a) twelve (12) months from the date of this Promissory Note; or (b) the date Glucotrack raises third-party equity capital in an amount equal to or in excess of $1,000,000 (the “Maturity Date”).

3. Glucotrack may prepay the indebtedness evidenced hereby.

4. As used herein, the term “Event of Default” shall mean and include: (a) nonpayment, when due, of any amounts due hereunder; (b) the filing, by or against Glucotrack, of any petition for relief under the Federal Bankruptcy Code or any similar provision of state law; (c) the making of an assignment by Glucotrack for the benefit of its creditors; (d) the insolvency of Glucotrack; or (e) the filing, by or against Glucotrack, of any provision for relief under any reorganization, receivership or similar statute designed to provide relief for debtors with respect to their creditors.

5. Upon the occurrence of an Event of Default, all amounts due hereunder shall, at the sole election of Holder, become immediately due and payable.

6. Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law or under advice therefrom, Holder shall be entitled to collect reasonable attorneys’ fees and all costs of collection.

7. This Note shall be construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

8. Time is of the essence of this Note. Glucotrack hereby waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

1

IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note as of the date first above written.

Glucotrack, Inc.

By:
Name:
Title:

2